SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2003


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
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(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



Item 5.  Other Events


GSE announced today that it will report a net loss for the quarter ending December 31, 2002 and for the year. The Company plans to release actual year-end results on or about March 30, 2003. The loss is due to several factors including order delays in the Power Simulation business, an adjustment to the Company's deferred tax valuation allowance, and a write-down of the Company's investment in Avantium International BV. The Company's Process Automation business was profitable for the year despite tough economic conditions in its customer base.

The Company's Power Business has received over $11M in delayed orders between December 2002 and February 2003, and entered 2003 with a very healthy backlog of projects, 74% higher than the beginning of 2002. The Company further expects most of the other delayed Power Simulation orders to be received by the end of the first quarter of 2003.